Exhibit 99.1

China Bilingual Announces First Quarter Financial Results

•	First Quarter 2011 Revenue Increases to $6.1 Million, with Net Income of $2.8 Million
•	Earnings Call Scheduled for Today at 10:00 a.m. EDT

TAIYUAN CITY, China, May 19, 2011 /PRNewswire-Asia/ -- China Bilingual Technology & Education Group Inc. (OTCBB: CBLY) ("China Bilingual" or the "Company"), an education company that owns and operates high-quality, K-12 private boarding schools in China, today announced its financial results for the first quarter ended March 31, 2011.

First Quarter Fiscal Year 2011 Financial Highlights: (3-Month Results)

•	Revenues increased 4% year-over-year to $6.1 million, compared with $5.9 million for the three months ended March 31, 2010.

•
Net Income decreased 15% year-over-year to $2.8 million (or 46% of revenues), compared to $3.3 million (or 56% of revenues) for the same period last year. As part of China’s education sector, the Company is exempt from paying corporate income taxes.

•	Basic and Diluted EPS decreased to $0.09 per share, compared to Basic and Diluted EPS of $0.13 per share for the three months ended March 31, 2010.

•	Net property, equipment, and land use rights were $31.9 million at historical book value as of March 31, 2011, and the Company has no long-term debt.

•	Stockholders’ Equity increased 10%, or $3.1 million, sequentially to $34.8 million as of March 31, 2011.

“We made several investments in our long-term growth strategy during the first quarter,” stated Mr. Ren Zhiqing, Chairman and CEO of China Bilingual. “In addition to updating our teaching materials, upgrading our equipment and expanding our administrative staff, we increased our refundable deposit to a private K-12 boarding school we are currently negotiating to acquire. We are working toward finalizing the business terms and expect to complete the transaction by the beginning of the 2011-2012 school year in late August, subject to due diligence and board approval. Upon its completion, the acquisition will increase our enrollment capacity by 10,000 students, bringing our total capacity to approximately 20,000 students.”

Mr. Ren continued, “Our students’ strong academic performance and 99% college acceptance rate remain key selling points for our schools. We are confident that our recent investments position us well to drive continued sales and earnings growth, leading to long-term shareholder value improvements.”

Conference Call and Webcast

Management will host a conference call to discuss these financial results today, May 19, 2011 at 10:00 a.m. Eastern time (7:00 a.m. Pacific).

To participate in the call, please dial (877) 941-4778, or (480) 629-9858 for international calls, approximately 10 minutes prior to the scheduled start time. Interested parties can also listen via a live Internet webcast, which can be found at http://ViaVid.net.

A replay of the call will be available for two weeks from 1:00 p.m. EDT on May 19, 2011, until 11:59 p.m. EDT on June 2, 2011. The number for the replay is (877) 870-5176, or (858) 384-5517 for international calls; the pin number for the replay is 4441766. In addition, a recording of the call will be available at http://www.RedChip.com for one year.

About China Bilingual Technology & Education Group Inc.

China Bilingual Technology and Education Group, Inc. is an education company that owns and operates high-quality, K-12 private boarding schools in China. Founded in 1998, the Company currently operates two schools encompassing the kindergarten, elementary, middle and high school levels with over 9,500 students and 1,500 faculty and staff.

The Company’s schools are located in Shanxi and Sichuan Provinces and provide students with an innovative and high-quality education with a focus on fluency and cultural skills in both Chinese and English, as well as a strong core curriculum. The schools regularly rank among the top schools in their respective regions for national college entrance exam scores and college entrance rates. The Company’s schools have earned excellent teaching reputations and are recognized for the success of their students and strong faculty.

As China experiences rapid industrialization and economic growth, the government is focused on education as a means to increase worker productivity and raise the standard of living. Parents in China’s new middle and upper classes are sending their children to receive private school education to give them an advantage in China’s increasingly competitive workforce. The Company’s sector in education is not subject to corporate income tax. The Company anticipates its growth will come from both organic growth through increased enrollment and expansion of its business model and teaching methods into new schools, which may be acquired by the Company.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. For additional information, readers should carefully review reports or documents the Company files periodically with the Securities and Exchange Commission.

China Bilingual Technology & Education Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,421,638	$8,377,527
Inventory	112,724	109,945
Other current assets	615,499	241,067
Total Current Assets	8,149,861	8,728,539

LONG-TERM ASSETS:
Property, plant and equipment, net	26,650,916	26,462,897
Land use rights, net	5,277,474	5,265,351
Deposit paid for long-term assets	9,608,238	8,782,894
Total Long-Term Assets	41,536,628	40,511,142

TOTAL ASSETS	$49,686,489	$49,239,681
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable	$239,336	$135,994
Other Payables	371,583	337,353
Refundable deposits	1,030,351	1,107,533
Prepaid Tuition	11,562,210	14,563,979
Home purchase down payment	839,924	823,095
Accrued expenses and other current liabilities	800,480	559,228
Total Current Liabilities	14,843,884	17,527,182

TOTAL LIABILITIES	$14,843,884	$17,527,182

STOCKHOLDERS’ EQUITY:
Common Stock, $0.001par value; 75,000,000 shares authorized; 30,000,005 issued and outstanding as of March 31, 2011 and December 31, 2010	30,000	30,000
Additional paid in capital	20,000	20,000
Retained earnings	33,475,249	30,656,680
Accumulated other comprehensive income	1,317,356	1,005,819

TOTAL STOCKHOLDERS’ EQUITY	34,842,605	31,712,499

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,686,489	$49,239,681

China Bilingual Technology & Education Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Other Comprehensive Income

(Unaudited)

	For The Three Months Ended March 31,
	2011	2010
REVENUES
Tuition fee	$4,282,522	$4,114,345
Room and board	1,835,366	1,763,290
TOTAL REVENUES	6,117,888	5,877,635

COST OF REVENUES
Tuition costs	2,238,164	1,799,013
Room and board	959,213	771,005
TOTAL COST OF REVENUES	3,197,377	2,570,018

GROSS PROFIT	2,920,511	3,307,617

OPERATING EXPENSES
General and Administrative Expenses	108,336	9,299
TOTAL OPERATING EXPENSES	108,336	9,299

INCOME FROM OPERATIONS	2,812,175	3,298,318

OTHER INCOME (EXPENSE)
Interest Income	6,394	5,369

NET INCOME BEFORE INCOME TAXES	$2,818,569	$3,303,687

INCOME TAX EXPENSE	-	-

NET INCOME	$2,818,569	$3,303,687

Foreign currency translation, net of tax	311,537	27,402

COMPREHENSIVE INCOME	$3,130,106	$3,331,089

Earnings per Common Share:
Basic	$0.09	$0.13

Diluted	$0.09	$0.13

Weighted Average Common Shares Outstanding:
Basic	30,000,005	26,100,076

Diluted	30,000,005	26,100,076

China Bilingual Technology & Education Group Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For The Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$2,818,569	$3,303,687
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation	260,307	226,874
Amortization	38,004	36,622
Stock-based compensation	24,750	-
Loss on disposal of fixed assets	6,537	-
Changes in operating assets and liabilities:
Payment and other current assets	(370,986)	(62,087)
Inventories	(1,725)	(11,358)
Accounts payable	101,729	(92,531)
Other payables	30,916	17,861
Accrued expenses and other current liabilities	210,687	(201,820)
Refundable deposits	(87,480)	(259,421)
Prepaid tuition	(3,131,073)	(3,161,914)
Home purchase down payment	8,948	8,298

Net cash provided by (used in) operating activities	(90,817)	(195,789)

Cash flows from investing activities:
Deposits - long term assets	(739,249)	23,455
Fixed asset additions	(202,538)	(68,242)
Advances to related parties receivable	-	-
Receipts - related parties receivables	24	544,934

Net cash used in investing activities	(941,787)	500,147

Cash flows from financing activities:
(Repayments) or related party loans payable	-	(1,105,780)

Net cash provided by (used in) financing activities	-	-

Effect of exchange rate changes on cash	76,715	3,850

Net increase (decrease) in cash and cash equivalents	(955,889)	(797,572)

Cash and cash equivalents, beginning of year	8,377,527	5,098,651

Cash and cash equivalents, end of year	$7,421,638	$4,301,079

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	-	-

Contact:

At the Company:
Michael Toups, Chief Financial Officer
U.S. Office +1 727-641-1357
Email: miketoups@gmail.com

Investor Relations:
Mike Bowdoin
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 110
Email: info@redchip.com
Web: http://www.RedChip.com

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SOURCE: China Bilingual Technology & Education Group Inc.